                                                                     Exhibit 4.3

                   DESIGNATED MANAGER SUBSCRIPTION AGREEMENT
                   -----------------------------------------

          DESIGNATED MANAGER SUBSCRIPTION AGREEMENT, dated as of July 13, 2001 between CBRE Holding, Inc., a Delaware corporation formerly known as BLUM CB Holding Corp. (the "Company"), and the individual named on the signature page
                    -------
hereto (the "Purchaser").  All capitalized terms used in this Agreement shall
             ---------
have the meanings set forth in Exhibit A hereto.

1.   Subscription for and Purchase of Directly Owned Class A Common Stock.
     --------------------------------------------------------------------

          1.1. Purchase of Directly Owned Class A Common Stock.
          ----------------------------------------------------

               (a) Pursuant to the terms and subject to the conditions set forth in this Agreement, the Purchaser hereby subscribes for and agrees to purchase, and the Company hereby agrees to issue and sell to the Purchaser, on the Closing Date (as defined in Section 1.3), the number of shares of Directly Owned Class A Common Stock set forth on Schedule I hereto at a price of $16.00 per share and for the aggregate amount and forms of consideration (the "Total
                                                                        -----
Purchase Price") set forth on Schedule I hereto. Notwithstanding the foregoing,
--------------
in the event that the offering for Directly Owned Class A Common Stock is over-subscribed, the Company, in its sole discretion, reserves the right to reduce the number of shares available for purchase by the Purchaser from the number of shares subscribed for on Schedule I hereto. In the event the offering is over-subscribed, the Company will deliver to the Purchaser the reduced number of shares available and a check equal to the difference of (i) the Total Purchase Price as set forth on Row 5 of Schedule I and (ii) the actual purchase price of the shares delivered to the Purchaser. For the Purchaser to properly subscribe pursuant to this Section 1.1, (a) the Purchaser must properly complete Schedule I (attached hereto) and execute this Agreement, and (b) the Company must receive
                                                ---
from the Purchaser either by fax or mail (at the number or address indicated in
Section 4.9 hereto) both the properly completed Schedule I and this executed Agreement no later than 5:00 p.m. Los Angeles time on July 13, 2001.
          ---------------------------------------------------------

               (b) The Purchaser may pay the Total Purchase Price using any combination of the following methods of payment: (i) assignment of all or a portion of the net cash proceeds to be received by the Purchaser in the Merger in respect of shares of CB Richard Ellis Services Common Stock owned of record by the Purchaser; (ii) assignment of all or a portion of the cash proceeds net of withholding tax, to be received by the Purchaser in respect of options to acquire shares of CB Richard Ellis Services common stock that are validly tendered to CB Richard Ellis Services pursuant to its offer to purchase such options; (iii) subject to the conditions contained in Section 1.4(a)(iv) hereto, execution and delivery of a full-recourse note; and (iv) payment of cash. In the event that either the Assigned Merger Proceeds, as defined in Section 1.7(a) hereto, or the Assigned Options Proceeds, as defined in Section 1.7(b) hereto, is less than the amount indicated on Row 12 and 15 of Schedule I, respectively, the Purchaser agrees to pay promptly, and in any event within 2 business days upon demand, the shortfall to the Company in cash.

          1.2. Limitations Regarding Sales of Directly Owned Class A Common
          -----------------------------------------------------------------
Stock.  Notwithstanding anything in this Agreement to the contrary, the Company
-----
shall have no
obligation to issue, sell or deliver any shares of Directly Owned Class A Common Stock pursuant to this Agreement to any person (i) who is not a full-time employee of CB Richard Ellis Services or any of its Subsidiaries on the Closing Date or (ii) who is a resident of a jurisdiction in which such issuance, sale or delivery to such person would constitute a violation of the securities or "blue sky" laws of such jurisdiction.

          1.3. The Closing. The closing (the "Closing") of the purchase of
          ----------------                    -------
Directly Owned Class A Common Stock hereunder shall take place at 9:00 a.m. New York City time on July 20, 2001 or at such later date and at such time as the Company shall direct on at least three business days' prior notice to the Purchaser (the "Closing Date"). The Closing shall occur at the principal offices
                ------------
of the Company or at such other place as the parties may mutually agree. At the Closing, the Company will deliver to the Purchaser one or more certificates representing the number of shares of Directly Owned Class A Common Stock purchased by the Purchaser pursuant to this Agreement (the "New Certificates")
                                                            ----------------
using New Cash Consideration as defined in Section 1.4(a)(ii) hereto, against the Purchaser's (or the Purchaser's representative) prior delivery to the Company of each of the agreements, documents and forms of consideration set forth in Section 1.4(a)(i), (ii) and (iv) hereto applicable to the Purchaser. After the Closing, the Company will deliver to the Purchaser one or more New Certificates representing the number of shares of Directly Owned Class A Common Stock purchased by the assignment to the Company (pursuant to Section 1.7 hereto) of all or a portion of the proceeds that the Purchaser would be otherwise entitled to receive in the Merger for shares of CB Richard Ellis Services Common Stock, against the Purchaser's (or the Purchaser's representative) prior delivery to the Company of the form of consideration set forth in Section 1.4(a)(iii) hereto.

          1.4. Conditions to the Obligations of the Parties.
          -------------------------------------------------

               (a) The obligations of the Company under this Section 1 shall be subject to each of the following conditions:

                    (i) the Purchaser shall have delivered to the Company on or prior to 5:00 p.m. Los Angeles time on July 13, 2001 a copy of this Agreement duly executed by Purchaser and, if applicable, his or her spouse, together with a properly completed Schedule I to this Agreement;

                    (ii) the Purchaser shall have delivered to the Company prior to the closing cash or a certified bank check in an amount equal to Row 9 of Schedule I (the "New Cash Consideration");
                               ----------------------

                    (iii) if the Purchaser is electing to pay all or a portion of the Total Purchase Price for shares of Directly Owned Class A Common Stock purchased hereby by the assignment to the Company (pursuant to
     Section 1.7 hereto) of all or a portion of the proceeds that the Purchaser would otherwise be entitled to receive in the Merger for shares of CB Richard Ellis Services Common Stock, the Purchaser shall deliver to the Company after the Closing (A) the certificate or certificates (the "Old
                                                                         ---
     Certificates") representing such CB Richard Ellis Services Common Stock
     ------------
     upon Purchaser's receipt of a letter from the Company after the Closing requesting the delivery of such Old Certificates, and (B) an executed, undated stock power in the form of

     Exhibit D hereto (a "Stock Power") with respect to the shares of CB Richard
                          -----------
     Ellis Services Common Stock represented by the Old Certificates;

                    (iv) if the Purchaser is electing to pay a portion of the Total Purchase Price for shares of Directly Owned Class A Common Stock purchased hereby by delivery of a full-recourse note, the Purchaser (x) must be purchasing the minimum number of shares of Directly Owned Class A Common Stock and/or shares of Class A Common Stock underlying stock fund units in the DCP Plan that is required for Purchaser to be eligible to use a Note (such amount having been communicated to Purchaser by either telephone or e-mail) and (y) shall have duly executed and delivered to the Company (A) a full-recourse note (the "Note") payable to the Company in an
                                            ----
     amount equal to Row 8 of Schedule I (the "Note Consideration"), which Note
                                               ------------------
     shall be in the form of Exhibit B hereto, (B) a Pledge Agreement (the "Pledge Agreement") in favor of the Company, pursuant to which the
      ----------------
     Purchaser shall pledge to the Company, among other things, shares of Directly Owned Class A Common Stock purchased hereby with an aggregate offering price equal to 200% of the principal amount of the Note, as security for the payment of the Note, and the Company shall thereafter hold on behalf of the Purchaser, among other things, the New Certificates representing such shares of Directly Owned Class A Common Stock, which Pledge Agreement shall be in the form of Exhibit C hereto, and (C) a Stock Power (in addition to any Stock Power delivered pursuant to clause (ii) above) with respect to the shares of Directly Owned Class A Common Stock represented by the New Certificates;

                    (v) if the Purchaser is married, or will be married on the Closing Date, the Purchaser's spouse shall have duly executed and delivered to the Company the "Consent of Spouse" page attached to this Agreement;

                    (vi) the closing of the Merger Agreement shall have occurred prior to, or be occurring substantially simultaneously with, the Closing; and

                    (vii) the representations and warranties of the Purchaser in Section 1.6 of this Agreement shall be true and correct as of the Closing Date in all material respects.

               (b) The obligations of the Purchaser under this Section 1 shall be subject to each of the following conditions:

                    (i)    the representations and warranties of the Company in
     Section 1.5 of this Agreement shall be true and correct as of the Closing Date in all material respects, and

                    (ii) the closing of the Merger Agreement shall have occurred prior to, or be occurring substantially simultaneously with, the Closing.

          1.5. Representations and Warranties of the Company.  The Company
          --------------------------------------------------
represents and warrants to the Purchaser as follows:

               (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Company of this Agreement has been duly authorized by all necessary corporate and legal action by the Company, and no other corporate proceeding by the Company is necessary for the execution, delivery and performance by the Company of this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming it is duly executed and delivered by the Purchaser, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

               (b) The Directly Owned Class A Common Stock to be issued to the Purchaser pursuant to this Agreement, when issued and delivered in accordance with the terms hereof, will be duly and validly issued and, upon receipt by the Company of the Total Purchase Price therefor, will be fully paid and nonassessable with no personal liability attached to the ownership thereof and will not be subject to any preemptive rights under the DGCL.

               (c) The execution, delivery and performance by the Company of this Agreement will not (i) conflict with the certificate of incorporation or by-laws (or equivalent organizational documents) of the Company or any of its Subsidiaries, (ii) result in any breach of any terms or conditions of, or constitute a default under, any contract, agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or (iii) conflict with or violate any law, rule, regulation, ordinance, writ, injunction, judgment or decree applicable to the Company or any of its Subsidiaries or by which any of their assets may be bound or affected.

          1.6. Representations and Warranties of the Purchaser.  The Purchaser
          ----------------------------------------------------
represents and warrants to the Company as follows:

               (a) He or she is competent to, and has sufficient capacity to, execute and deliver this Agreement, the Note (if used by the Purchaser) and the Pledge Agreement (if the Purchaser uses a Note) and to perform his or her obligations hereunder and thereunder (if applicable to the Purchaser).

               (b) This Agreement has been, and simultaneously with the Closing, the Note and the Pledge Agreement (each if applicable to the Purchaser) will be, duly executed and delivered by the Purchaser.

               (c) Assuming the due execution and delivery of this Agreement by the Company, this Agreement constitutes, and simultaneously with the Closing, the Note and Pledge Agreement (each if applicable to the Purchaser) will constitute, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

               (d) The execution, delivery and performance of this Agreement, the Note (if applicable to the Purchaser) and the Pledge Agreement (if applicable to the Purchaser) by the Purchaser will not (i) conflict with or violate any law, rule, regulation, ordinance, writ, injunction, judgment or decree applicable to the Purchaser or by which any of his or her assets may be bound or affected or (ii) result in any breach of any terms or conditions of, or constitute a default under, any contract, agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound.

               (e) The Purchaser is the owner of record of the total number of outstanding shares of CB Richard Ellis Services Common Stock indicated on Row 10 of Schedule I.

               (f) The Purchaser acknowledges and agrees that the Transfer of any of the shares of Directly Owned Class A Common Stock purchased by the Purchaser at the Closing and, pursuant to Section 4.2 hereto, other Securities that the Purchaser shall hereafter acquire, shall be subject to restrictions and limitations, including, without limitation, those restrictions set forth in Sections 2.1 (Transfers to be Made Only as Permitted or Required by this Agreement), 2.2 (Permitted Transfers), 2.4 (Legend on Securities), 2.5 (Co-Sale Rights), 2.7 (Required Sale Right), 2.8 (Company Right of Repurchase on Unvested Shares), 2.9 (Sale Right) and 3.1 (Holdback Agreement).

               (g) The Purchaser has received a copy of the Prospectus and has read all of the Prospectus, including the section therein titled "Risk Factors."

               (h) As of the date hereof and as of the Closing Date, the Purchaser is buying for investment purposes only and has no immediate plan or intention to transfer his or her shares of Directly Owned Class A Common Stock following the Closing.

          1.7. Assignment of Certain Proceeds to the Company.
          --------------------------------------------------

               (a) Subject to the provisions of this Section 1.7(a), the Purchaser hereby irrevocably assigns to the Company the right to receive the amount of the Purchaser's Merger Proceeds set forth in Row 12 of Schedule I hereto, if any (the "Assigned Merger Proceeds"), otherwise payable at the
                     ------------------------
Effective Time. Pursuant to the terms of this Agreement, the parties agree that, at the Effective Time, the Assigned Merger Proceeds assigned to the Company shall be applied to the payment on behalf of the Purchaser of all or a portion of the Total Purchase Price as the case may require. As a result of this Section 1.7(a), the Assigned Merger Proceeds shall, at the Effective Time, become the property of the Company. In lieu of the delivery to the Purchaser of the Assigned Merger Proceeds, the Company shall return or cause to be returned to the Purchaser, and the Purchaser shall be entitled to receive, subject to the terms and conditions of this Agreement, the New Certificates. Notwithstanding the foregoing, this assignment shall not restrict in any manner the Purchaser's ability to exercise voting rights with respect to the shares in his or her sole discretion, or his or her ability to transfer or sell the shares in his or her sole discretion. In the event that the Purchaser transfers or sells the shares in his or her sole discretion at any time, the assignment will be deemed revoked automatically and the Purchaser agrees to deliver payment in cash in lieu of the Assigned Merger Proceeds.

               (b) Subject to the provisions of this Section 1.7(b), the Purchaser hereby irrevocably assigns to the Company the right to receive the amount of the Purchaser's Options Proceeds set forth in Row 14 of Schedule I hereto, net of withholding tax, set forth in Row 15 of Schedule I hereto, if any (the "Assigned Options Proceeds"), otherwise payable at the Effective Time with
      -------------------------
respect to those CB Richard Ellis Services Options indicated by the Purchaser on his or her Options Payment Consent. Pursuant to the terms of this Agreement, the parties agree that, at the Effective Time, the Assigned Options Proceeds assigned to the Company shall be applied to the payment on behalf of the Purchaser of all or a portion of the Total Purchase Price as the case may require. As a result of this Section 1.7(b), the Assigned Options Proceeds shall, at the Effective Time, become the property of the Company. In lieu of the delivery to the Purchaser of the Assigned Options Proceeds, the Company shall return or cause to be returned to the Purchaser, and the Purchaser shall be entitled to receive, subject to the terms and conditions of this Agreement, the New Certificates. Notwithstanding the foregoing, this assignment shall not restrict in any manner the Purchaser's ability to withdraw his or her tender of such options as indicated on the Options Payment Consent. In the event that the Purchaser withdraws the Options Payment Consent at any time prior to the Effective Time, the assignment will be deemed revoked automatically and the Purchaser agrees to deliver payment in cash in lieu of the Assigned Merger Proceeds.

               (c) If the Purchaser is assigning any of his or her Merger Proceeds to the Company pursuant to Section 1.7(a) hereto, the Purchaser agrees to deliver to the Company the Old Certificates after the Closing accompanied by a Stock Power, as set forth in Section 1.4(a)(iii). Do not send or deliver the Old Certificates to the Company at this time. The Company will send a separate letter requesting delivery of Old Certificates after the Closing as set forth in
Section 1.4(a)(iii) hereto. If the Purchaser is assigning any of his or her Options Proceeds, net of withholding tax, to the Company pursuant to Section 1.7(b) hereto, the Purchaser agrees to complete, sign and deliver his or her Options Payment Consent prior to the Closing.

2.   Transfers.
     ---------

          2.1. Transfers to be Made Only as Permitted or Required by this
          ---------------------------------------------------------------
Agreement.
---------

               (a) Each of the Purchaser and his or her Permitted Transferees hereby agrees that he or she will not, directly or indirectly, Transfer any shares of Directly Owned Class A Common Stock unless such Transfer complies with the provisions of this Agreement.

               (b) Each of the Purchaser and his or her Permitted Transferees hereby agrees that, except for Transfers pursuant to Sections 2.2(a)(iii), 2.5 and 2.7 hereof or Transfers in any Public Offering, no Transfer of any shares of Directly Owned Class A Common Stock prior to the Lapse Date shall occur unless such transferee (i) shall agree to be bound by, and become subject to, specified terms of this Agreement in accordance with the provisions of Section 4.5 hereof or (ii) is an Other Purchaser.

               (c) Each of the Purchaser and his or her Permitted Transferees hereby agrees that neither the Purchaser nor any of his or her Permitted Transferees shall, without the prior written consent of the Company (which consent may be withheld by the Company in its absolute discretion), effect a Transfer of shares of Directly Owned Class A Common Stock prior to the Lapse Date, except for Transfers pursuant to Sections 2.2, 2.5, 2.7, 2.8 and 2.9 hereof or Transfers in any Public Offering.

          2.2. Permitted Transfers. The Purchaser may Transfer any of the shares
               -------------------
of Directly Owned Class A Common Stock beneficially owned by him or her (i) to his or her spouse, parent, descendant, step-child or step-grandchild or any executor, estate, guardian, committee, trustee or other fiduciary acting as such solely on behalf or solely for the benefit of any such spouse, parent, descendant, step-child or step-grandchild (collectively, a "Family Group"), (ii)
                                                            ------------
to any trust, corporation, partnership or limited liability company, all of the beneficial interests in which shall be held, directly or indirectly, by such Purchaser and/or one or more of the Family Group of such Purchaser; provided,
                                                                    --------
however, that during the period that any such trust, corporation, partnership or
-------
limited liability company holds any right, title or interest in any shares of Directly Owned Class A Common Stock, no Person other than the Purchaser or members of the Family Group of the Purchaser may be or become beneficiaries, stockholders, general partners or members thereof, (iii) to the Company, RCBA Strategic or any of its Affiliates or Freeman Spogli or any of their Affiliates, or (iv) to any Other Employee. Notwithstanding the foregoing, no Shares Subject to Repurchase may be transferred pursuant to either clause (iii) or (iv) of this
Section 2.2. A transferee under Section 2.2(a)(i) or 2.2(a)(ii) is referred to as a "Permitted Transferee."
      --------------------

          2.3.  Void Transfers.
          --------------------

          In the event of any purported Transfer of any Securities in violation of the provisions of this Agreement, such purported Transfer shall be void and of no effect and the Company shall not give effect to such Transfer.

          2.4.  Legend on Securities.
          --------------------------

          Each certificate representing shares of Directly Owned Class A Common Stock issued to any Stockholder shall bear the following legend on the face thereof:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SUBSCRIPTION AGREEMENT BETWEEN CBRE HOLDING, INC. AND THE PURCHASER (AS DEFINED IN THE SUBSCRIPTION AGREEMENT), A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH SUBSCRIPTION AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH SUBSCRIPTION AGREEMENT, INCLUDING RESTRICTIONS RELATING TO TRANSFER OF THE SECURITIES."

          2.5. Co-Sale Rights.
          -------------------

               (a) Prior to a Qualified Initial Public Offering, with respect to any proposed Transfer (other than as provided in Section 2.6) to any Non-RCBA Strategic Party by one or more Stockholders (in such capacity, the "Transferring
                                                                    ------------
Stockholders") of Common Stock constituting a majority of the outstanding Common
------------
Stock, whether pursuant to a merger, consolidation, share exchange, tender offer or otherwise (a "Majority Sale"), the Company agrees that, subject to Section
                 -------------
2.5(b) hereof, it will take all necessary actions to ensure that in such Majority Sale the Purchaser will have the right to Transfer to the proposed transferee or acquiring Person (a "Proposed Transferee") a number of shares of
                                   -------------------
Directly Owned Class A Common Stock equal to at least the product (rounded down to the nearest whole number of shares) of (i) the quotient determined by dividing (A) the aggregate number of issued and outstanding shares of Directly Owned Class A Common Stock owned of record by the Purchaser on the closing date of the Majority Sale by (B) the aggregate number of issued and outstanding shares of Common Stock on the closing date of the Majority Sale and (ii) the total number of shares of Common Stock proposed to be directly or indirectly Transferred to the Proposed Transferee in the Majority Sale, at the same price per share and upon the same terms and conditions (including, without limitation, time of payment and form of consideration) as to be paid by and given to the Transferring Stockholders (such product, the "Co-Sale Amount"); provided,
                                              --------------    --------
however, that for purposes of clause (ii) of this Section 2.5(a), all shares
-------
underlying unexercised Options and Shares Subject to Repurchase shall not be deemed to be issued and outstanding; provided, further, that subject to
                                     --------  -------
compliance with applicable law, in the event that the Proposed Transferee notifies the Company that it will require the structure of the transaction related to the proposed Majority Sale to be treated as a recapitalization for financial accounting purposes and that it will require the Company to no longer be subject to the reporting requirements or Section 14 of the Exchange Act after the closing date of the proposed Majority Sale, then, solely to the extent deemed necessary by the Proposed Transferee to satisfy such requirements, the Proposed Transferee may pay to the Purchaser consideration in the Majority Sale with respect to the shares of Directly Owned Class A Common Stock owned by him or her that differs from the form of consideration paid to one or more of the Transferring Stockholders.

               (b) To the extent permitted under applicable law, in order to be entitled to the right set forth in Section 2.5(a) hereto, the Purchaser must agree to (i) make representations and warranties (and provide related indemnification) as to his or her individual Ownership of Directly Owned Class A Common Stock (and then only to the same extent such representations and warranties are severally given by the Transferring Stockholders with respect to their several Ownership of Common Stock), and (ii) agree to pay his or her pro rata share (based on the number of shares Transferred by each Stockholder in such Majority Sale) of any liability arising out of any representations, warranties, covenants or agreements of the Transferring Stockholders that survive the closing of such Majority Sale and do not relate to Ownership of Common Stock. If the Purchaser is a holder of Common Stock Equivalents and wishes to participate in a sale of Common Stock pursuant to Section 2.5(a), the Purchaser shall convert or exercise or exchange such number of Common Stock Equivalents into or for Directly Owned Class A Common Stock as may be required therefor on or prior to the closing date of the Majority Sale.

               (c)  Subject to the Purchaser's compliance with the terms of
Section 2.5(b) hereto, if and to the extent the Proposed Transferee fails to purchase from the Purchaser on the closing date of the Majority Sale any portion of the Co-Sale Amount that Purchaser has properly exercised his or her right to Transfer pursuant to this Section 2.5, then the Company agrees to purchase from the Purchaser on the closing date of the Majority Sale a number of shares of Directly Owned Class A Common Stock beneficially owned by the Purchaser such that, after such purchase by the Company, the Purchaser shall have Transferred to the Company and the Proposed Transferee, to the extent applicable, an amount of shares of Directly Owned Class A Common Stock equal to such portion of the Co-Sale Amount that Purchaser has properly exercised his or her right to Transfer pursuant to this Section 2.5. The Purchaser agrees that this Section 2.5(c) shall be the sole and exclusive remedy of the Purchaser in the event that the Proposed Transferee fails to purchase from the Purchaser on the closing date of the Majority Sale any portion of the Co-Sale Amount that Purchaser has properly exercised his or her right to Transfer pursuant to this Section 2.5.

          2.6. Public Offerings.  The provisions of Section 2.5 and Section 2.7
          ---------------------
shall not be applicable to offers and sales of Securities in a Public Offering.

          2.7. Required Sale Right.
          ------------------------

               (a) Prior to a Qualified Initial Public Offering, to the extent permitted under applicable law, if one or more Stockholders (in such capacity, the "Requiring Parties") agree to a Transfer of Common Stock constituting a
     -----------------
Majority Sale to any Non-RCBA Strategic Party, then the Purchaser hereby agrees that, if requested by the Requiring Parties, he or she will Transfer to such transferee or acquiring Person (the "Purchasing Party") on the same terms and
                                     ----------------
conditions (including, without limitation, time of payment and form of consideration, but subject to Section 2.7(b)) as to be paid and given to the Requiring Parties, the same portion (as determined by the immediately succeeding sentence) of the Purchaser's Directly Owned Class A Common Stock as is being Transferred by the Requiring Parties; provided, however, that subject to
                                      --------  -------
compliance with applicable law, in the event that the Purchasing Party notifies the Company that it will require the structure of the transaction related to the proposed Majority Sale to be treated as a recapitalization for financial accounting purposes and that it will require the Company to no longer be subject to the reporting requirements or Section 14 of the Exchange Act after the closing date of the proposed Majority Sale, then, solely to the extent deemed necessary by the Purchasing Party to satisfy such requirements, the Purchasing Party may pay to the Purchaser consideration in the Majority Sale with respect to the shares of Directly Owned Class A Common Stock owned by him or her that differs from the form of consideration paid to one or more of the Requiring Parties. The Purchaser can be required to Transfer pursuant to this Section 2.7 that number of shares of Directly Owned Class A Common Stock equal to the product obtained by multiplying (i) a fraction, (a) the numerator of which is the aggregate number of issued and outstanding shares of Directly Owned Class A Common Stock to be Transferred by the Requiring Parties and (b) the denominator of which is the aggregate number of issued and outstanding shares of Common Stock owned by the Requiring Parties at the time of the Transfer by (ii) the aggregate number of issued and outstanding shares of Directly Owned Class A Common Stock owned by the Purchaser.

               (b) To exercise the right set forth in Section 2.7(a) hereto, the Requiring Parties must give written notice (the "Required Sale Notice") to
                                                     --------------------
the Purchaser of any proposed Majority Sale giving rise to the rights of the Requiring Parties set forth in Section 2.7(a) at least ten (10) calendar days prior to such Transfer. The Required Sale Notice will set forth the number of shares of Common Stock proposed to be so Transferred, the name of the Purchasing Party, the proposed amount and form of consideration and the other terms and conditions of the proposed Majority Sale. In connection with any such Transfer, the Purchaser shall be obligated only to (i) make representations and warranties (and provide related indemnification) as to his or her individual Ownership of Directly Owned Class A Common Stock (and then only to the same extent such representations and warranties are severally given by the Requiring Parties with respect to their several Ownership of Common Stock), and (ii) agree to pay his or her pro rata share (based on the number of shares Transferred by each Stockholder in such Majority Sale) of any liability arising out of any representations, warranties, covenants or agreements of the Requiring Parties that survive the closing of such Majority Sale and do not relate to Ownership of Common Stock. If the Transfer referred to in the Required Sale Notice is not consummated within 120 days from the date of the Required Sale Notice, the Requiring Parties must deliver another Required Sale Notice in order to exercise their rights under this Section 2.7 with respect to such Transfer or any other Transfer.

               (c) The Company and the Purchaser each agree that any and all Requiring Parties shall be third party beneficiaries of this Section 2.7.

          2.8. Company Right of Repurchase on Unvested Shares.
          ---------------------------------------------------

               (a) If the Purchaser's employment with the Company and its Subsidiaries is terminated for any reason (including as a result of the death or disability of the Purchaser), the Purchaser shall be required to offer his or her Shares Subject to Repurchase for sale to the Company and accordingly the Company or its designated assignee shall have the option to purchase all or any portion (at the Company's option) of the Shares Subject to Repurchase held by the Purchaser and the Purchaser's Permitted Transferees by providing written notice of the election (including the number of Shares Subject to Repurchase to be purchased, the identity of the purchaser, the purchase price for the Shares Subject to Repurchase as determined pursuant to Section 2.8(b) hereto and, if applicable, the net purchase price for the Securities to be paid to the Purchaser pursuant to Section 2.8(c) hereto) to the Purchaser and the Permitted Transferees (a "Repurchase Notice") no later than 180 days after termination of
                -----------------
Purchaser's employment with the Company and its Subsidiaries.

               (b) If the Purchaser's employment with the Company and its Subsidiaries is terminated by the applicable employer for Cause or the Purchaser's employment with the Company and its Subsidiaries is voluntarily terminated by the Purchaser other than for Good Reason, then the purchase price per share for the Shares Subject to Repurchase pursuant to Section 2.8(a) or shares to be sold pursuant to Section 2.9, as applicable, will be the lower of Cost and Fair Market Value on the date of the Purchaser's termination of employment. If the Purchaser's employment with the Company and its Subsidiaries is terminated for any reason other than under circumstances in which the immediately preceding sentence applies, then the purchase price per share for the Shares Subject to Repurchase pursuant to Section 2.8(a) or shares to be sold pursuant to Section 2.9, as applicable, will be the Fair Market Value on the date of Purchaser's termination of employment. The purchase price determined pursuant to this Section 2.8(b) is referred to as the "Repurchase Price."
                                              ----------------

               (c) The completion of the purchase pursuant to Section 2.8(a) shall take place at the principal office of the Company on or prior to the thirtieth (30th) day after the giving of the Repurchase Notice. The repurchase price for the Shares Subject to Repurchase shall be paid by delivery to the Purchaser or Permitted Transferee of a certified bank check or checks in the appropriate amount payable to the order of the Purchaser or Permitted Transferee; provided, however, that if the Purchaser previously has executed and
            --------  -------
delivered a Note to the Company, such repurchase price shall be net of the concurrent prepayment to the Company of the aggregate accrued and unpaid interest and unpaid principal thereon pursuant to Section 3.3 hereto.

          2.9. Sale Right.
          ---------------

               (a) In the event that (i) the Purchaser's employment with the Company and its Subsidiaries has been terminated for any reason (including as a result of the death or disability of the Purchaser) and (ii) neither the Company nor its designee has delivered a Repurchase Notice to the Purchaser at least 20 days prior to the Note Repayment Date, then the Purchaser shall have the option to sell to the Company, and the Company shall be obligated to purchase, on one occasion from the Purchaser, a portion of the shares of Directly Owned Class A Common Stock held by Purchaser with an aggregate Repurchase Price on the date of the Purchaser's termination of employment equal to the Note Repayment Amount (the "Note Repayment Shares"); provided, however, that if the Note Repayment
      ---------------------    --------  -------
Amount exceeds the aggregate Repurchase Price of all shares of Directly Owned Class A Common Stock owned by the Purchaser on the date the Purchaser's employment is terminated, then the Company shall only be required to purchase such shares pursuant to this Section 2.9 and the remaining portion of the Note Repayment Amount shall remain payable under the terms of the Note; provided,
                                                                   --------
further, that the first shares of Directly Owned Class A Common Stock sold by
-------
the Purchaser must be shares other than Shares Subject to Repurchase until the Purchaser owns no more of such shares, and then the Shares Subject to Repurchase until the Purchaser owns no more of such shares. The purchase price per share for such Note Repayment Shares will be the Repurchase Price and shall be determined as of the date of the Purchaser's termination of employment.

               (b) In order to exercise the right set forth in Section 2.9(a) hereto, the Purchaser shall be required to deliver a written notice of his or her election to the Company (a "Sale Notice") no later than 10 days prior to the
                                -----------
Note Repayment Date.

               (c) The completion of the purchase pursuant to Section 2.9(a) shall take place at the principal office of the Company on the Note Repayment Date. If the Note Repayment Amount is less than or equal to the aggregate Repurchase Price of all of the shares of Directly Owned Class A Common Stock owned by the Purchaser on the date the Purchaser's employment is terminated, then the purchase pursuant to Section 2.9(a) hereto shall be completed on such Note Repayment Date by the Company's cancellation of the Note and the delivery of such cancelled Note to the Purchaser. If the Note Repayment Amount exceeds the aggregate Repurchase Price of all of the shares of Directly Owned Class A Common Stock owned by the Purchaser on the date the Purchaser's employment is terminated, then the purchase pursuant to Section 2.9(a) hereto shall be completed on such Note Repayment Date by the Company's reduction of the aggregate outstanding principal amount of the Note to reflect the repayment of a portion thereof equal to the aggregate Repurchase Price of all of the shares of Directly Owned Class A Common Stock owned by the Purchaser on the date the Purchaser's employment was terminated (with the remaining outstanding principal amount of the Note subject to repayment upon the terms set forth in the Note).

3.   Other Covenants of the Purchaser.
    ---------------------------------

          3.1. Holdback Agreement.
          -----------------------

               (a) The Purchaser hereby agrees that he or she will not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, regarding any Common Stock (or other securities) of the Company held by the Purchaser (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act pursuant to which an Initial Public Offering is effected. The Company may impose stop-transfer instructions with respect to the Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. For the avoidance of doubt such agreement shall apply only to the Initial Public Offering.

               (b) The Purchaser agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto.

          3.2. Confidentiality.  Purchaser will not at any time (whether during
          --------------------
or after the Purchaser's employment with the Company or its Subsidiaries) disclose, retain, or use for the Purchaser's own benefit, purposes or account or the benefit, purposes or account of any other Person, other than the Company and any of its Affiliates, any trade secrets, know-how, software developments, inventions, formulae, technology, designs, databases and drawings, or any property or confidential information of the Company or any of its Affiliates relating to research, operations, finances, current and proposed products and services, vendors, customers, advertising, costs, marketing, trading, investment, sales activities, promotion or the business and affairs of the Company generally, or of any Affiliate of the Company ("Confidential
                                                        ------------
Information") without the written authorization of the Company; provided that
-----------                                                     -------- ----
the foregoing shall not apply to information which is not unique to the Company or which is generally known to the industry or the public other than as a result of the Purchaser's breach of this covenant or the wrongful acts of others who were under confidentiality obligations as to the item or items involved. Except as required by law, the Purchaser will not disclose to anyone, other than Purchaser's immediate family and legal or financial advisors, the existence or contents of this Agreement; provided that the Purchaser may disclose to any prospective future employer the provisions of this Section 3.2 provided they agree to maintain the confidentiality of such terms. The Purchaser agrees that upon termination of the Purchaser's employment with the Company or its Subsidiaries for any reason, the Purchaser will return to the Company immediately all reports, memoranda, books, papers, plans, information, lists, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company or any of its Affiliates, except that the Purchaser may retain only those portions of personal notes, notebooks and diaries that do not contain Confidential Information of the type described in the preceding sentence. The Purchaser further agrees that the Purchaser will not retain or use for the Purchaser's own benefit, purposes or account or the benefit, purposes or account of any other Person, other than the Company and any of its Affiliates, at any time any trade names, trademark, service mark, Internet domain names, other proprietary business designation, patent, or other intellectual property used or owned in connection with the business of the Company or its Affiliates.

          3.3. Discharge of Indebtedness. Any Transfer of Shares Subject to
          ------------------------------
Repurchase by the Purchaser shall be void and of no effect unless and until the Net Proceeds (as defined below) directly or indirectly received by the Purchaser in respect thereof shall have been applied to the prepayment, first, of the accrued and unpaid interest on the Note and, second, to the unpaid principal amount of the Note; provided, however, that, notwithstanding the foregoing, the
                    --------  -------
Purchaser and his or her Permitted Transferees may Transfer Shares Subject to Repurchase to any other Permitted Transferee of the Purchaser (including Transfers back to the Purchaser) without the repayment and discharge of any portion of principal and interest on the Note or such other indebtedness which is not then due and owing so long as, in case of the Note, (i) the Note remains secured pursuant to the Pledge Agreement to the same extent as would have been the case had such transfer not occurred and (ii) the Purchaser remains liable for all indebtedness outstanding under the Note. The term "Net Proceeds" shall
                                                           ------------
mean the total proceeds received from the disposition of Shares Subject to Repurchase, minus an amount equal to the sum of (A) the federal income tax liability that would be payable in respect of the gain recognized upon such disposition, after giving effect to any deduction for state or local income tax liability described in clause (B) below, assuming a tax rate equal to the maximum federal income tax rate on long term or short term capital gains in effect at the time of disposition, whichever is applicable, and (B) any state or local income tax liability that would be payable in respect of such gain, assuming the maximum applicable state and local capital gain income tax rate on dispositions of such Shares Subject to Repurchase.

          3.4. Assignment of Options Proceeds; Transfer of DCP Plan Account
          -----------------------------------------------------------------
Balances.  The Purchaser will indicate on Row 7 of Schedule I an assignment of
--------
options proceeds only for those options that the Purchaser has validly tendered and not withdrawn prior to the date hereof. The Purchaser will indicate on Row 2 of Schedule I only the number of stock fund units under the DCP Plan to be acquired by the Purchaser through his or her transfer of account balances currently allocated to the DCP Plan insurance fund investment alternatives.

          3.5.Section 83(b) Election.  The Purchaser shall make an election
          --------------------------
pursuant to section 83(b) of the Code, in the form attached hereto as Exhibit F, with respect to any Shares Subject to Repurchase.

4.   Miscellaneous.
     -------------

          4.1. Effectiveness; Termination.  This Agreement will be effective
          -------------------------------
upon receipt of a confirmatory e-mail from the Purchaser with respect to his or her desire to purchase shares of Directly Owned Class A Common Stock following the effectiveness of the Registration Statement; provided that the Company has received from the Purchaser a copy of this Agreement duly executed by the Purchaser and, if applicable, his or her spouse, with a properly completed Schedule I attached, and will terminate with respect to the provisions referred to below as follows: (i) with respect to Article 2 (other than Sections 2.5, 2.7 and 2.8), on the Lapse Date; (ii) with respect to Sections 2.5 and 2.7, upon a Qualified Initial Public Offering; and (iii) with respect to all Sections (including, without limitation, all of Article 2 other than Section 2.9) other than Sections 2.9, 3.1, 3.2 and 3.3, upon (A) the sale of all or substantially all of the equity interests in the Company to a third party resulting in a Change of Control, whether by merger, consolidation, share exchange, tender offer or otherwise, (B) the closing of a Majority Sale (other than Section 2.5(c), which shall survive such Majority Sale) resulting in a Change of Control, or (C) the approval in writing by the Company and the Purchaser.

          4.2.  Additional Shares.
          -----------------------

               (a) The Purchaser agrees that, subject to Section 4.2(b) hereto, any other shares of Directly Owned Class A Common Stock which he or she shall hereafter acquires (including, without limitation, from Other Purchasers) by means of a stock split, stock dividend, distribution, exercise of stock options, purchase, acquisition or otherwise shall be subject to the provisions of this Agreement (other than Article 1) to the same extent as if held on the date hereof. For the avoidance of doubt, the foregoing sentence (i) shall not include, without limitation, any shares of Class A Common Stock (A) held in the 401(k) Plan prior to their distribution to the Purchaser pursuant to the terms of the 401(k) Plan or (B) underlying stock fund units in the DCP Plan prior to their distribution to the Purchaser pursuant to the terms of the DCP Plan, and
(ii) shall include, without limitation, shares of Class A Common Stock (A) distributed to the Purchaser pursuant to the terms of the 401(k) Plan or the DCP Plan and (B) Option Shares.

               (b) Notwithstanding anything to the contrary stated herein, if the Purchaser is a party to the Contribution Agreement, then all shares of Class B Common Stock acquired by the Purchaser pursuant to the terms of the Contribution Agreement (including, with respect to such shares of Class B Common Stock, any additional shares of Class B Common Stock the Purchaser may hereafter acquire by means of a stock split, stock dividend or similar distribution) shall not be subject to the terms of this Agreement.

          4.3. Third Party Beneficiaries.  Except as set forth in Section 2.7(c)
          ------------------------------
hereto, no provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

          4.4. Purchaser's Employment or Engagement by the Company.  Nothing
          --------------------------------------------------------
contained in this Agreement shall be deemed to obligate the Company or any of its Subsidiaries to employ or engage the Purchaser in any capacity whatsoever or to prohibit or restrict the Company (or any such subsidiary) from terminating the employment or engagement, if any, of the Purchaser at any time or for any reason whatsoever, with or without Cause.

          4.5.  Non-Assignability.  This Agreement will inure to the benefit of
          -----------------------
and be binding on the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any party hereto without the express prior written consent of the other party, and any attempted assignment, without such consents, will be null and void;

provided, however, that the Company may assign this Agreement to one or more of
--------  -------
its Affiliates without such consent; provided, further, that with respect to any
                                     --------  -------
Person who acquires any shares of Directly Owned Class A Common Stock from the Purchaser in compliance with the terms hereof: (a) the Purchaser shall, prior to such Transfer, furnish to the Company written notice of the name and address of such transferee, and (b) if such transferee is not an Other Purchaser, the Purchaser and such transferee shall execute and deliver to the Company prior to such Transfer an Assumption Agreement in the form of Exhibit E hereto (the "Assumption Agreement"), whereby the Purchaser and such transferee shall assume
 --------------------
and be entitled to the rights and obligations under this Agreement to the extent described in the Assumption Agreement.

          4.6. No Inconsistent Agreements.  The Purchaser shall not enter into
          -------------------------------
any agreement or other arrangement of any kind with any Person with respect to any Securities that is inconsistent with the provisions of this Agreement or that may impair his or her ability to comply with this Agreement.

          4.7. Amendment; Waiver.  This Agreement may be amended only by a
          ----------------------
written instrument signed by the parties hereto. No waiver by either party hereto of any of the provisions hereof shall be effective unless set forth in a writing executed by the party so waiving.

          4.8. Governing Law; Jurisdiction.  This Agreement shall be governed by
          --------------------------------
and construed in all respects under the laws of the State of Delaware. Any action to enforce which arises out of or in any way relates to any of the provisions of this Agreement may be brought and prosecuted in such court or courts located within the State of Delaware as provided by law, and the parties consent to the jurisdiction of such court or courts located within the State of Delaware and to service of process by registered mail, return receipt requested, or by any other manner provided by Delaware law.

          4.9. Notices.  Any notices or communications permitted or required
          ------------
hereunder shall be deemed sufficiently given if hand-delivered, or sent by (x) registered or certified mail return receipt requested, (y) telecopy or other electronic transmission service (to the extent receipt is confirmed other than by automatic means) or (z) by overnight courier, in each case to the parties at their respective addresses and telecopy numbers set forth below, or to such other address of which any party may notify the other party in writing.

               (a)  If to the Company, to it at the following address:

                    CBRE Holding, Inc.
                    c/o CB Richard Ellis Services, Inc.
                    200 North Sepulveda Boulevard
                    Suite 300
                    El Segundo, CA  90245-4380
                    Attention:  General Counsel
                    Telecopy:  (310) 563-8632
                    with a copy to:

                    RCBA Strategic Partners, L.P.
                    909 Montgomery Street
                    Suite 400
                    San Francisco, CA  94133
                    Attention:  General Counsel
                    Telecopy:  (415) 434-3130

                    with another copy to:

                    Simpson Thacher & Bartlett
                    3330 Hillview Avenue
                    Palo Alto, CA  94304
                    Attention:  Richard Capelouto
                    Telecopy:  (650) 251-5002

               (b) If to the Purchaser or to any Permitted Transferee, to him or her at his or her address or telecopy number as set forth on the signature page hereto, with respect to the Purchaser, or the applicable Assumption Agreement, with respect to any Permitted Transferee.

         4.10. Integration.  This Agreement and the documents referred to herein
         -----------------
or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         4.11. Counterparts.  This Agreement may be executed in two or more
         ------------------
counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         4.12. Injunctive Relief.  The Purchaser, on behalf of himself or
         -----------------------
herself and his or her Permitted Transferees, and the Company, on its own behalf and on behalf of its successors and assigns, each acknowledges and agrees that a violation of any of the terms of this Agreement will cause the other irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that the Company or the Purchaser, as the case may be, shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it or he or she may be entitled at law or equity.

         4.13.  Severability.  If one or more of the provisions, paragraphs,
         -------------------
words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          4.14.  Rights to Negotiate.  Nothing in this Agreement shall be deemed
          --------------------------
to restrict or prohibit the Company from purchasing any Securities from the Purchaser at any time upon such terms and conditions and at such price as may be mutually agreed upon between the Company and the Purchaser, whether or not at the time of such purchase circumstances exist which specifically grant the Company the right to purchase, or the Purchaser the right to sell, Securities pursuant to the terms of this Agreement.

          4.15.  Rights Cumulative; Waiver.  The rights and remedies of the
          --------------------------------
Purchaser and the Company under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party's other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

          4.16.  Interpretation.  The words "hereof," "herein," and "hereunder"
          ---------------------              ------    ------        ---------
and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          4.17.  Shares Subject to the Incentive Plan and this Agreement.  By
          --------------------------------------------------------------
entering into this Agreement the Participant agrees and acknowledges that the Participant has received a copy of the Incentive Plan. The shares of Directly Owned Class A Common Stock purchased by the Purchaser pursuant to this Agreement are subject to the Incentive Plan and this Agreement. In the event of a conflict between any term or provision of the Incentive Plan and any term or provision of this Agreement, the applicable terms and provisions of this Agreement will govern and prevail.

          4.18.  Arbitration. Any dispute arising out of or relating to this
          ------------------
Agreement, including the breach, termination or validity hereof, shall be exclusively and finally resolved by arbitration in accordance with the CPR Rules for Non-Administered Arbitration by a sole arbitrator. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. (S)(S) 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of the arbitration shall be Los Angeles, California.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                 CBRE HOLDING, INC.

                                 By:_______________________________
                                 Name:
                                 Title:

                                 PURCHASER:


                                 __________________________________
                                 Name:
                                 Address:

                                 Fax Number:

                               CONSENT OF SPOUSE

          In consideration of the execution of the foregoing Designated Manager Subscription Agreement between CBRE Holding, Inc. and the Purchaser named therein, I, ________________________________________________, the spouse of the
Purchaser named therein, do hereby join with my spouse in executing the foregoing Designated Manager Subscription Agreement and do hereby agree to be bound by all of the terms and provisions thereof.

Dated as of ______________ ____, 2001           ________________________________
                                                           [Spouse]

                                  SCHEDULE I

                                         Name of Purchaser:  ___________________

                                    Signature of Purchaser:  ___________________

                                                      Date:  ___________________

          The Purchaser must fill in all of the blanks below (including filling in a zero if applicable). All capitalized terms used in this Schedule I shall have the meanings set forth in the Designated Manager Subscription Agreement between the Purchaser and the Company.

Subscription of Shares for Direct Ownership
-------------------------------------------

1. Minimum number of shares that must be subscribed for by ___________________ the Purchaser to be eligible to receive a grant of Options and to use a Note to pay a portion of the Total
    Purchase Price (such minimum may be achieved through purchase of Directly Owned Class A Common Stock and/or stock fund units under the DCP Plan acquired by the transfer of account balances currently allocated to the DCP Plan insurance fund investment alternatives); such minimum number to be separately provided to the Purchaser by the Company

2.  Number of stock fund units under the DCP Plan to be      ___________________
    acquired by Purchaser by the transfer of account balances currently allocated to the DCP Plan insurance fund investment alternatives

3.  Minimum number of shares of Directly Owned Class A       ___________________
    Common Stock that the Purchaser must subscribe for to be
    eligible to receive a grant of Options and to use a Note
    to pay a portion of the Total Purchase Price (equals Row
    1 minus Row 2)
      -----

4. Number of shares of Directly Owned Class A Common Stock ___________________ that the Purchaser is subscribing for (which number may be less than, equal to or greater than Row 3)

Purchase Price
--------------

5.  Total Purchase Price (equal to Row 4 multiplied by
    $16.00)                                                  $ _________________

6.  Assigned Merger Proceeds (equal to Row 12 below)         $ _________________

7.  Assigned Options Proceeds (equal to Row 15 below)        $ _________________

8.   Note Consideration (may not be greater than (i) 50% of     $ _________________
     the amount obtained by multiplying Row 4 by $16.00 and
     (ii) then subtracting the amount obtained by
     multiplying Row 2 by $16.00)

9.   New Cash Consideration (equal to Row 5 minus the           $ _________________
     amounts in Rows 6, 7 and 8)

Assigned Merger Proceeds
------------------------

10.  Total number of shares of CB Richard Ellis Services       ___________________
     Common Stock held by the Purchaser as the record owner
     [to be separately provided to the Purchaser by the
     Company]

11.  Total proceeds to be received by the Purchaser             $ __________________
      in the Merger for his or her outstanding
     shares of CB Richard Ellis Services Common Stock
     owned of record (equal to Row 10 multiplied by $16.00
     and subtracting all loans that must be repaid to CB
     Richard Ellis Services in connection with the Merger)
     [to be separately provided to the Purchaser by the
     Company]

12.  Total amount in Row 11 that Purchaser wants to use to      $ _________________
     purchase shares of Directly Owned Class A Common Stock

Assigned Options Proceeds
-------------------------

13.  Total number of the Purchaser's CB Richard Ellis           $ _________________
     Services Options [to be separately provided to the
     Purchaser by the Company]

14.  Total proceeds net of any withholding tax Purchaser may    $ _________________
     elect to receive at the Effective Time for his or her CB
     Richard Ellis Services Options [to be separately provided
     to the Purchaser by the Company]

15.  Total amount in Row 14 that Purchaser wants to use to      $ _________________
     purchase shares of Directly Owned Class A Common Stock

                                   EXHIBIT A

                                  DEFINITIONS

          As used in this Agreement, terms defined in the headings shall have their respective assigned meanings, and the following capitalized terms shall have the meanings ascribed to them below:

          "Affiliate" means, with respect to any Person, (i) any Person that
           ---------
directly or indirectly controls, is controlled by or is under common control with, such Person, or (ii) any director, officer, partner or employee of such Person or any Person specified in clause (i) above, or (iii) any spouse, parent, child, step-child, grandchild, step-grandchild or sibling of any Person specified in clause (i) or (ii) above. As used in this definition of "Affiliate" and in this Agreement, "control" (including, with correlative
 ---------
meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. Notwithstanding anything to the contrary stated herein, the Company and its Subsidiaries shall not be considered Affiliates of RCBA Strategic.

          "Agreement" means this Designated Manager Subscription Agreement, as
           ---------
the same may be amended, supplemented or otherwise modified from time to time.

          "Applicable Percentage" shall mean (i) for the period from the Closing
           ---------------------
Date through the day immediately preceding the first anniversary of the Closing Date, 100%, (ii) for the period from the first anniversary of the Closing Date through the date immediately preceding the second anniversary of the Closing Date, 80%, (iii) for the period from the second anniversary of the Closing Date through the day immediately preceding the third anniversary of the Closing Date, 60%, (iv) for the period from the third anniversary of the Closing Date through the day immediately preceding the fourth anniversary of the Closing Date, 40%,
(v) for the period from the fourth anniversary of the Closing Date through the day immediately preceding the fifth anniversary of the Closing Date, 20%, and
(vi) on and after the fifth anniversary of the Closing Date, 0%; provided,
                                                                 --------
however, that in the event that the Purchaser's employment with, or engagement
-------
by, the Company and its Subsidiaries ends on a particular date for any reason, then the Applicable Percentage in effect on such date pursuant to the foregoing clauses (i) through (v) shall be the Applicable Percentage at all times thereafter.

          "Assigned Merger Proceeds" shall have the meaning ascribed to such
           ------------------------
term in Section 1.7(a) hereto.

          "Assigned Options Proceeds" shall have the meaning ascribed to such
           -------------------------
term in Section 1.7(b) hereto.

          "Assumption Agreement" shall have the meaning ascribed to such term in
           --------------------
Section 4.5 hereto.

          "Board of Directors" means the Board of Directors of the Company.
           ------------------

          "Business Day" means a day other than a Saturday, Sunday, holiday or
           ------------
other day on which commercial banks in New York City are authorized or required by law to close.

          "Cause" means (i) the willful failure of the Purchaser to perform his
           -----
or her duties to the Company or its Subsidiaries which is not cured within 10 days following written notice, (ii) the conviction of the Purchaser of a felony,
(iii) willful malfeasance or misconduct by the Purchaser that is materially and demonstrably injurious to the Company or its Subsidiaries, or (iv) the breach by the Purchaser of the material terms of the Note, the Pledge Agreement or this Agreement, including, without limitation, Section 2.1 and all of Article 3.

          "CB Richard Ellis Services" means CB Richard Ellis Services, Inc., a
           -------------------------
Delaware corporation and a direct wholly owned subsidiary of the Company, and shall also include its successors by means of a merger, consolidation, reorganization, recapitalization or similar transaction.

          "CB Richard Ellis Services Common Stock" means the shares of common
           --------------------------------------
stock of CB Richard Ellis Services, $0.01 par value per share.

          "CB Richard Ellis Services Options" means any option to purchase CB
           ---------------------------------
Richard Ellis Services Common Stock outstanding under any stock option or compensation plan or arrangement of CB Richard Ellis Services, whether or not vested.

          "Change of Control" means (i) the sale or disposition, in one or a
           -----------------
series of related transactions, of all, or substantially all, of the assets of the Company to any "person" or "group," as defined in Sections 13(d)(3) or 14(d)(2) of the Exchange Act (other than RCBA Strategic and its Affiliates, Freeman Spogli and their Affiliates or any group in which any of the foregoing is a member); or (ii) or any person or group (other than RCBA Strategic and its Affiliates, Freeman Spogli and their Affiliates or any group in which any of the foregoing is a member) is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (including by way of merger, consolidation or otherwise) and the representatives of RCBA Strategic and its Affiliates, Freeman Spogli and their Affiliates or any group in which any of the foregoing is a member, individually or in the aggregate, cease to have the ability to elect a majority of the Board of Directors.

          "Class A Common Stock" means the Class A common stock, par value $.01
           --------------------
per share, of the Company.

          "Class B Common Stock" means the Class B common stock, par value $.01
           --------------------
per share, of the Company.

          "Closing" shall have the meaning ascribed to such term in Section 1.3
           -------
hereto.

          "Closing Date" shall have the meaning ascribed to such term in Section
           ------------
1.3 hereto.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time, or any successor statute. Any reference herein to a particular provision of the Code shall mean, where appropriate, the corresponding provision in any successor statute.

          "Common Stock" means the Class A Common Stock and Class B Common
           ------------
Stock, collectively.

          "Common Stock Equivalents" means any stock, warrants, rights, calls,
           ------------------------
options or other securities exchangeable or exercisable for, or convertible into, Common Stock.

          "Company" shall have the meaning ascribed to such term in the preamble
           -------
to this Agreement.

          "Confidential Information" shall have the meaning ascribed to such
           ------------------------
term in Section 3.2 hereto.

          "Contribution Agreement" means the Amended and Restated Contribution
           ----------------------
and Voting Agreement, dated as of May 31, 2001, by and among the Company, Acquisition, RCBA Strategic, Freeman Spogli, Raymond Wirta, Brett White and the other parties thereto, as the same may be amended, supplemented or otherwise modified from time to time.

          "Co-Sale Amount" shall have the meaning ascribed to such term in
           --------------
Section 2.5(a) hereto.

          "Cost" means the purchase price of $16.00 per share of Class A Common
           ----
Stock paid by the Purchaser, as adjusted by the Board of Directors in good faith and on a consistent basis to reflect any stock splits, stock dividends, recapitalizations and other similar transactions.

          "DCP Plan" means the Deferred Compensation Plan of CB Richard Ellis
           --------
Services.

          "Designated Manager" means any employee of the Company and its
           ------------------
Subsidiaries that enters into an agreement in the form of this Agreement.

          "Designated Manager Subscription Agreement" means the form of this
           -----------------------------------------
agreement entered into by each of the Designated Managers.

          "DGCL" means the Delaware General Corporation Law, as amended from
           ----
time to  time.

          "Directly Owned Class A Common Stock" means any shares of Class A
           -----------------------------------
Common Stock directly held of record by the Purchaser, whether acquired pursuant to (i) this Agreement, (ii) the exercise of Options, (iii) the receipt of distributions from the 401(k) Plan or the DCP Plan, (iv) purchase or other acquisition from any Other Employee or Other Purchaser or (v) any other means either on the date hereof or in the future.

          "Effective Time" shall have the meaning ascribed to such term in the
           --------------
Merger Agreement.

          "Employee Subscription Agreement" means any of the Employee
           -------------------------------
Subscription Agreements entered into by an employee or independent contractor of the Company and its Subsidiaries other than a Designated Manager in connection with the Offerings.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

          "Fair Market Value" shall mean, as of any date of determination, with
           -----------------
respect to shares of Class A Common Stock, (x) prior to a Qualified Initial Public Offering, the fair market value of the shares, disregarding any discount for minority interest, restrictions on transfer of the shares or lack of marketability of the shares, as determined in good faith by the Board of Directors, and (y) subsequent to a Qualified Initial Public Offering, the price per share of Class A Common Stock equal to the average of the last sales price of a share of Class A Common Stock on each of the last five trading days prior to the date of determination (the "FMV Calculation Period") on the principal
                                   ----------------------
national securities exchange on which the Class A Common Stock may at the time be listed or, if there shall have been no sales on such principal national securities exchange during the FMV Calculation Period, the average of the closing bid and asked prices on such principal national securities exchange on each day during the FMV Calculation Period or, if there are no such bid and asked prices during the FMV Calculation Period, on the next preceding five dates on which such bid and asked prices occurred or, if Class A Common Stock shall not be so listed, the average of the closing sales prices as reported by NASDAQ during the FMV Calculation Period in the over-the-counter market.

          "Family Group" shall have the meaning ascribed to such term in Section
           ------------
2.2(a) hereto.

          "401(k) Plan" means the Capital Accumulation Plan of CB Richard Ellis
           -----------
Services.

          "Freeman Spogli" means FS Equity Partners III, L.P. and FS Equity
           --------------
Partners International, L.P., collectively.

          "Good Reason" means (i) a substantial diminution in the Purchaser's
           -----------
position or duties with the Company or its Subsidiaries, an adverse change in the reporting lines of the Purchaser, or the assignment to the Purchaser by the Company or its Subsidiaries of duties materially inconsistent with his or her position with the Company or its Subsidiaries; (ii) any reduction in the Purchaser's base salary or any material adverse change in the Purchaser's bonus opportunity; or (iii) the failure of the Company or its Subsidiaries to pay the Purchaser's compensation or benefits when due; in each of the foregoing clauses
(i) through (iii), which is not cured within 30 days following the Company's receipt of written notice from the Purchaser describing the event that would constitute Good Reason if not cured within such period.

          "Governmental Authority" means any nation or government, any state or
           ----------------------
other political subdivision thereof, and any entity exercising legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Incentive Plan" means the 2001 CBRE Holding, Inc. Stock Incentive
           --------------
Plan.

          "Initial Public Offering" means the first Public Offering occurring
           -----------------------
after the date hereof.

          "Lapse Date" means the earlier of (x) the tenth anniversary of the
           ----------
Closing Date and (y) the date that is 180 days after a Qualified Initial Public Offering is consummated.

          "Majority Sale" shall have the meaning ascribed to such term in
           -------------
Section 2.5(a) hereto.

          "Merger" shall have the meaning ascribed to such term in the Merger
           ------
Agreement.

          "Merger Agreement" means the Amended and Restated Agreement and Plan
           ----------------
of Merger, dated May 31, 2001, among the Company, BLUM CB Corp. and CB Richard Ellis Services.

          "Merger Proceeds" means the amount set forth in Row 11 of Schedule I
           ---------------
hereto.

          "Minimum Number of Shares" means the amount set forth in Row 3 of
           ------------------------
Schedule I hereto.

          "NASDAQ" means the National Association of Securities Dealers
           ------
Automated Quotation System National Market.

          "Net Proceeds" shall have the meaning ascribed to such term in Section
           ------------
3.3 hereto.

          "New Cash Consideration" shall have the meaning ascribed to such term
           ----------------------
in Section 1.4(a)(ii) hereto.

          "New Certificates" shall have the meaning ascribed to such term in
           ----------------
Section 1.3 hereto.

          "Non-RCBA Strategic Party" means any Person other than RCBA Strategic
           ------------------------
or its Affiliates.

          "Note" shall have the meaning ascribed to such term in Section
           ----
1.4(a)(iv) hereto.

          "Note Consideration" shall have the meaning ascribed to such term in
           ------------------
Section 1.4(a)(iv) hereto.

          "Note Repayment Amount" means the principal amount of the Note and all
           ---------------------
accrued and unpaid interest thereon as of the Note Repayment Date.

          "Note Repayment Date" means the repayment date set forth in the Note.
           -------------------

          "Note Repayment Shares" shall have the meaning ascribed to such term
           ---------------------
in Section 2.9 hereto.

          "Offerings" means the registered offerings to certain employees and
           ---------
independent contractors of the Company and its Subsidiaries pursuant to the Company's Incentive Plan, which offerings include shares of Directly Owned Class A Common Stock, shares of Class A Common Stock to be held in the 401(k) Plan, and shares of Class A Common Stock underlying stock fund units held in the DCP Plan.

          "Old Certificates" shall have the meaning ascribed to such term in
           ----------------
Section 1.4(a)(iii) hereto.

          "Options" mean any options to acquire Class A Common Stock, including
           -------
without limitation, all options granted under the Incentive Plan.

          "Option Agreement" means the form of option agreement pursuant to
           ----------------
which the Purchaser, upon satisfaction of the terms and conditions described in the Prospectus, may be eligible to receive a grant of Options covering Option Shares in connection with the Offerings.

          "Options Payment Consent" means the form of Consent and Letter of
           -----------------------
Transmittal previously distributed by, or on behalf of, CB Richard Ellis Services to each holder of CB Richard Ellis Services Options, pursuant to which each such holder is being requested to consent to the cancellation at the Effective Time of all CB Richard Ellis Services Options held by such holder as of the Effective Time, in exchange for an amount per share of CB Richard Ellis Services Common Stock subject to such canceled CB Richard Ellis Services Options equal to the greater of (i) the excess, if any, of (A) $16.00 over (B) the exercise price per share of CB Richard Ellis Services Common Stock subject to such canceled CB Richard Ellis Services Options and (ii) $1.00, in each case minus any applicable withholding taxes.

          "Options Proceeds" means the amount set forth in Row 14 of Schedule I
           ----------------
hereto.

          "Option Shares" means all Class A Common Stock received by a Purchaser
           -------------
upon the exercise or other settlement of Options.

          "Other Employee" means any of the employees and independent
           --------------
contractors of the Company and its Subsidiaries other than the Purchaser.

          "Other Purchaser" means any Other Employee that has (i) purchased
           ---------------
Class A Common Stock from the Company and is party to a Designated Manager Subscription Agreement or an Employee Subscription Agreement or (ii) received Class A Common Stock pursuant to the DCP Plan or 401(k) Plan and has properly executed and delivered a Stockholder Agreement (as defined in the DCP Plan or 401(k) Plan) prior to such receipt.

          "Ownership" means, with respect to any Person, all matters related to
           ---------
such Person's and such Person's Affiliates' (i) beneficial ownership of Common Stock, (ii) due authorization of a Transfer of such Common Stock, (iii) power to Transfer such Common Stock, and (iv) non-violation of agreements, laws, etc. relating to such Transfer of such Common Stock.

          "Permitted Transferee" shall have the meaning ascribed to such term in
           --------------------
Section 2.2(a) hereto.

          "Person" means any individual, corporation, limited liability company,
           ------
partnership, trust, joint stock company, business trust, unincorporated association, joint venture, Governmental Authority or other entity of any nature whatsoever.

          "Pledge Agreement" shall have the meaning ascribed to such term in
           ----------------
Section 1.4(a)(iv) hereto.

          "Proposed Transferee" shall have the meaning ascribed to such term in
           -------------------
Section 2.5(a) hereto.

          "Prospectus" means the prospectus included in the Registration
           ----------
Statement filed by the Company.

          "Public Offering" means an underwritten offering of Securities to the
           ---------------
public pursuant to an effective registration statement filed under the Securities Act.

          "Purchaser" shall have the meaning ascribed to such term in the
           ---------
preamble to this Agreement.

          "Purchasing Party" shall have the meaning ascribed to such term in
           ----------------
Section 2.7(a) hereto.

          "Qualified Initial Public Offering" shall mean a Public Offering after
           ---------------------------------
the Effective Time pursuant to which the Class A Common Stock becomes listed on a national securities exchange or on the NASDAQ.

          "RCBA Strategic" means RCBA Strategic Partners, L.P., a Delaware
           --------------
limited liability company, together with its successors.

          "Registration Statement" means the Registration Statement on Form S-1
           ----------------------
filed with the SEC by the Company in connection with the Offerings.

          "Regulations" means the regulations promulgated under the Code.
           -----------

          "Repurchase Notice" shall have the meaning ascribed to such term in
           -----------------
Section 2.8(a) hereto.

          "Repurchase Price" shall have the meaning ascribed to such term in
           ----------------
Section 2.8(b) hereto.

          "Required Sale Notice" shall have the meaning ascribed to such term in
           --------------------
Section 2.7(b) hereto.

          "Requiring Parties" shall have the meaning ascribed to such term in
           -----------------
Section 2.7(a) hereto.

          "Sale Notice" shall have the meaning ascribed to such term in Section
           -----------
2.9(b) hereto.

          "Securities" means (i) shares of Common Stock, (ii) Common Stock
           ----------
Equivalents and (iii) other securities of the Company other than debt securities that are not Common Stock Equivalents.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations promulgated thereunder, as the same may be amended from time to time.

          "SEC" means the Securities and Exchange Commission.
           ---

          "Shares Subject to Repurchase" shall mean at any time, the Minimum
           ----------------------------
Number of Shares applicable to the Purchaser (as adjusted in good faith and on a consistent basis by the Board of Directors to reflect any stock splits, stock dividends, recapitalizations and other similar corporate transactions) times the Applicable Percentage.

          "Stockholders" means RCBA Strategic, Freeman Spogli, the Purchaser,
           ------------
the Other Purchasers and all of the other holders of Common Stock.

          "Stock Power" shall have the meaning ascribed to such term in Section
           -----------
1.4(a)(iii) hereto.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
partnership, association or other business entity of which fifty percent (50%) or more of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, or fifty percent (50%) or more of the equity interest therein, is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of such Person or a combination thereof.

          "Total Purchase Price" shall have the meaning ascribed to such term in
           --------------------
Section 1.1(a) hereto.

          "Transfer" means any transfer, sale, assignment, distribution,
           --------
exchange, mortgage, pledge, hypothecation or other disposition of any Securities or any interest therein, including transfers by operation of law in connection with a merger transaction or otherwise.

          "Transferring Stockholders" shall have the meaning ascribed to such
           -------------------------
term in Section 2.5(a) hereto.

                                   EXHIBIT B

                          FORM OF FULL RECOURSE NOTE


                                   [to come]

                                   EXHIBIT C

                           FORM OF PLEDGE AGREEMENT


                                   [to come]

                                   EXHIBIT D

                              FORM OF STOCK POWER


FOR VALUE RECEIVED,_____________________________________________________________

hereby sell(s), assign(s) and transfer(s) unto__________________________________

________________________________________________________________________________

________________________________________________________________________________

(_______) Shares of the ____________ Stock of __________________ standing in my(our) name(s) on the books of said Corporation represented by Certificate(s) No(s).________________________________ herewith, and do(es) hereby irrevocably constitute and appoint __________________________________ attorney to transfer the said stock on the books of said Corporation with full power of substitution in the premises.

Dated: ___________________________

                                             ___________________________
                                                      [Purchaser]

                                   EXHIBIT E

                         FORM OF ASSUMPTION AGREEMENT

                                                [DATE]
CBRE Holding, Inc.
c/o CB Richard Ellis Services, Inc.
200 North Sepulveda Blvd., Suite 300
El Segundo, CA  90245-4380
Attention:  General Counsel

Dear Sir or Madam:

     Reference is made to the Designated Manager Subscription Agreement, dated as of _________ ___, 2001 (the "Designated Manager Subscription Agreement"), between CBRE Holding, Inc. and the undersigned Purchaser. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Designated Manager Subscription Agreement.

     In consideration of the representations, covenants and agreements contained in the Designated Manager Subscription Agreement, the undersigned Permitted Transferee hereby confirms and agrees that he or she shall be bound by the following provisions thereof as if such Permitted Transferee were a Purchaser:
Articles 2 (other than Section 2.9), 3 and 4.

     Notwithstanding anything to the contrary stated herein or in the Designated Manager Subscription Agreement, the Purchaser shall remain bound by, and subject to, each of the provisions of the Designated Manager Subscription Agreement in accordance with the terms thereof.

     This Assumption Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed and to be performed entirely within that state.

                                 Very truly yours,

                                 PERMITTED TRANSFEREE:


                                 ______________________________
                                 Name:

                                 Address:

                                 Fax Number:

                                 PURCHASER:

                                 ______________________________
                                 Name:

                                   EXHIBIT F

                            SECTION 83(b) ELECTION

     Purchaser must (1) file using certified mail, return receipt requested, the original executed copy of this statement within 30 days of the Closing Date (as defined in Designated Manager Subscription Agreement) at the Internal Revenue Service office where he or she will file his or her income tax return for 2001;
(2) deliver a copy of this completed and executed statement with the subscription documents to CBRE Holding, Inc., c/o CB Richard Ellis Services, Inc., 200 North Sepulveda Blvd., Suite 300, El Segundo, CA, 90245-4380; and (3) attach a copy of this statement to his or her tax return for the taxable year ending December 31, 2001.

               STATEMENT MADE PURSUANT TO UNITED STATES INTERNAL
           REVENUE CODE SECTION 83(b) AND THE REGULATIONS THEREUNDER

     I hereby elect under Internal Revenue Code Section 83(b) to include in income for my taxable year ending December 31, 2001, the excess, if any, of the fair market value over the amount I paid for the property described in paragraph 2 below. In compliance with Treasury Regulations Section 1.83-2(e), I hereby furnish the following information:

               (1) Name:________________________________________

                   Address:_____________________________________
                           _____________________________________
                           _____________________________________

                   Social Security Number:______________________

                   Employer: CB Richard Ellis Services, Inc.
                            ------------------------------------

               (2) I have acquired __________ shares in CBRE Holding, Inc., for which this election is being made.

               (3) This election is being made for my taxable year ending December 31, 2001. The property is to be transferred on __________, 2001.

               (4) If I terminate my employment with CB Richard Ellis Services, Inc., my shares are subject to repurchase pursuant to the terms of the Designated Manager Subscription Agreement.

               (5) The fair market value of my shares in CBRE Holding, Inc. is $16.00 per share on the date of the transfer.

               (6) The price paid for my shares in CBRE Holding, Inc. is $16.00 per share.

               (7) A copy of this statement has been furnished to my employer.

               (8) I shall attach a copy of this statement to my United States tax return for my taxable year ending December 31, 2001.


____________________________                 ________________________________
            Date                                        Signature